                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

        NAME                                                   PLACE OF INCORPORATION
                                                               ----------------------
Satellite Transmission Systems, Inc.                                  New York
ViaSat Technology Corp.                                               Delaware
EFData Corp.                                                         California
Microwave Radio Corporation                                           Delaware
California Microwave Foreign Sales Corporation                 Barbados, West Indies
California Microwave--Telecom Transmission Systems, Inc.              Delaware
California Microwave Navigation Systems, Inc.                         Delaware